Exhibit 99.1

For More Information Contact:	For Release - May 5, 2011
Chris Reid, Vice President and Director of Investor Relations, (713) 507-2873 Media: Graham Painter, Executive Vice President and Director of Corporate Communication, (713) 507-2770

STERLING BANCSHARES SHAREHOLDERS APPROVE MERGER WITH COMERICA

HOUSTON, TX, May 5, 2011 – Sterling Bancshares, Inc. (Nasdaq: SBIB) announced today that its common shareholders have voted to approve the merger agreement providing for the merger of Sterling with and into Comerica Incorporated (NYSE: CMA), with Comerica continuing as the surviving entity.

At a special meeting held on May 5, 2011, the merger agreement was approved by more than 84.5% of the shares voted, which represents approximately 85.6% of the total number of shares outstanding as of the March 30, 2011 record date.

Under the terms of the merger agreement and subject to customary closing conditions, including regulatory approvals, upon completion of the merger, Sterling’s shareholders will be entitled to receive 0.2365 of a share of Comerica common stock for each share of Sterling common stock held immediately prior to the merger, subject to payment of cash in lieu of fractional shares. The merger is expected to be completed in the second quarter of 2011.

Forward-Looking Statements

Any statements in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica, Sterling, the proposed transaction or the combined company following the transaction often identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this filing and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Such statements reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove

Sterling Bancshares, Inc., News Release

May 5, 2011

incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Comerica’s and Sterling’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors referenced in Comerica’s and Sterling’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Comerica and Sterling do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this release or in any documents, Comerica and Sterling claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Sterling Bancshares

Sterling Bancshares, Inc. is a Houston-based bank holding company with total assets of $5.0 billion, which operates 57 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”. For more information on Sterling Bancshares, please visit the Company’s web site at http://www.banksterling.com.

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